Exhibit 4.3


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR RAMP CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


                                RAMP CORPORATION


                           CONVERTIBLE PROMISSORY NOTE

U.S. $2,100,000                                               New York, New York
No.:  J-2                                                          July 14, 2004


     FOR VALUE RECEIVED, the undersigned, RAMP CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to the order of WILLOW BEND MANAGEMENT LTD, or any future permitted holder of this promissory note (the "Payee"), at the principal office of the Payee set forth herein, or at such other place as the Payee may designate in writing to the Company, the principal sum of Two Million One Hundred Thousand Dollars (U.S. $2,100,000), or such other amount as may be outstanding hereunder, together with all accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this promissory note (the "Note"). This Note is the Note referred to in the Note and Warrant Purchase Agreement dated as of July 14, 2004 between the Company and the purchasers named therein (the "Purchase Agreement"). Concurrently with the issuance of this Note, the Company is issuing separate notes to separate purchasers pursuant to the Purchase Agreement (the "Other Notes"). Capitalized terms used and not otherwise defined herein shall the meanings set forth for such terms in the Purchase Agreement.

     1.   Principal and Interest Payments; Transaction.

          (a) The Company shall repay in full (or the Payee, at its sole option, shall elect to convert pursuant to Section 2 hereof, or the Company, at its sole option, shall elect to convert pursuant to Section 3 hereof) the entire principal balance then outstanding under this Note on the earliest to occur of (the "Maturity Date"): (i) six (6) months following the date hereof, or January 14, 2005, or (ii) the acceleration of the obligations as contemplated by this Note.

          (b) Interest on the outstanding principal balance of this Note shall accrue at a rate of six percent (6%) per annum for the period commencing on the date hereof through the Maturity Date. Interest shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days and shall be payable on the Maturity Date in cash or, if converted by the Payee in accordance with Section 2 hereof, or by the

Company in accordance with Section 3 hereof, in shares of the Company's common stock, par value $.001 per share (the "Common Stock"), which shares shall have been registered with the Securities and Exchange Commission. If the Company pays interest in shares of Common Stock, the number of shares to be issued to the Payee shall be an amount equal to the quotient of (i) the amount of the interest payment divided by (ii) the applicable conversion price (as defined in Section 2(b) or 3(b) hereof, as applicable). Upon the occurrence of an Event of Default (as defined in Section 12 hereof), then to the extent permitted by law, the Company will pay interest to the Payee, payable on demand, on the outstanding principal balance of this Note from the date of the Event of Default until payment in full at the rate of eighteen percent (18%) per annum.

          (c) The Company, at its option, may prepay all or a portion of the outstanding principal amount of this Note, at any time and from time to time, prior to the Maturity Date; provided, however, that the Company's right to make any such prepayment shall be subject to the Payee's right of conversion pursuant to Section 2 hereof. Each prepayment shall be applied first to the payment of all interest accrued under this Note on the date of any prepayment, and the balance of any such prepayment shall be applied to the principal amount of this Note.

     2.   Payee Conversion Option; Conversion Price; Mechanics of Conversion

          (a) At any time on or after the date hereof, this Note shall be convertible (in whole but not in part), at the option of the Payee (the "Payee Conversion Option"), into such number of fully paid and non-assessable shares of Common Stock (the "Conversion Shares") as is determined by dividing (x) that portion of the outstanding principal balance under this Note, plus any accrued but unpaid interest, as of such date by (y) the Conversion Price (as hereinafter defined) then in effect on the date on which the Payee faxes a notice of conversion (the "Payee Conversion Notice"), duly executed, to the Company (the "Payee Conversion Date"). The Payee shall deliver this Note to the Company at the address set forth in Section 17 of this Note at such time that this Note is fully converted.

          (b) The Conversion Price shall be equal to $0.30 cents, as adjusted pursuant to Section 6 hereof.

          (c) Not later than three (3) trading days after any Payee Conversion Date, the Company or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company ("DTC") account on the Payee's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") as specified in the Payee Conversion Notice, registered in the name of the Payee or its designee, for the number of shares of Common Stock to which the Payee shall be entitled. In the alternative, not later than five (5) trading days after any Payee Conversion Date, the Company shall deliver to the applicable Payee by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Note. If in the case of any Payee Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Payee by the third trading day after the Payee Conversion Date (the "Payee Delivery Date"), the Payee shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion, whereupon the Company and the Payee shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation.

     3.   Company Conversion Option; Conversion Price; Mechanics of Conversion

          (a) If, at any time following the date hereof, the average closing sale price of the Common Stock for the ten (10) trading days immediately prior to the date of conversion (as determined by the Bloomberg volume weighted average price function), is equal to or greater than $0.40 cents per share, then this Note shall be convertible (in whole but not in part), at the option of the Company (the "Company Conversion Option"), into such number of Conversion Shares which shares shall have been registered with the Securities and Exchange Commission, as is determined by dividing (x) that portion of the outstanding principal balance under this Note, plus any accrued but unpaid interest, as of such date by (y) the Conversion Price then in effect on the date on which the Company faxes a notice of conversion (the "Company Conversion Notice"), duly executed, to the Payee (the "Company Conversion Date"). The Payee shall deliver this Note to the Company at the address set forth in Section 17 of this Note at such time that this Note is fully converted.

          (b) Not later than three (3) trading days after any Company Conversion Date, the Company or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company ("DTC") account on the Payee's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") as specified in the Company Conversion Notice, registered in the name of the Payee or its designee, for the number of shares of Common Stock to which the Payee shall be entitled. In the alternative, not later than five (5) trading days after any Company Conversion Date, the Company shall deliver to the applicable Payee by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Note. If in the case of any Company Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Payee by the third trading day after the Company Conversion Date (the "Company Delivery Date" and, together with the Payee Delivery Date, the "Delivery Date"), the Payee shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion, whereupon the Company and the Payee shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation.

     4. Security. (a) If, on any day following the forty-five day (45) anniversary of the date hereof, the average closing sale price of the Common
Stock for the ten (10) trading days immediately prior to such date (as determined by the Bloomberg volume weighted average price function) is less than $0.15 cents per share, then the indebtedness represented by this Note shall be automatically, and without further action by the Payee or the Company, secured by a first priority lien against all of the assets and property of the Company, including any and all of the Company's intellectual property, software code, trademarks and trade names (collectively, the "Collateral").

          (b) Power of Attorney to the Payee. With respect to the various assets and properties included or required to be included in the Collateral hereunder, the Company hereby absolutely, unconditionally and irrevocably makes, constitutes and appoints the Payee and the Payee's executive officers, and each of them, with full power of substitution, as the Company's true and lawful attorney-in-fact, each with full power and authority from time to time in the Company's name, place and stead to (without any notice to or consent from the Company), in addition to and without in any way limiting any right, power or authority of the Payee to do so under applicable law: (i) prepare and execute on behalf of the Company any mortgage, financing statement or other evidence of a security interest contemplated by this Note, or any modification, refiling, continuation or extension thereof; (ii) take any other action contemplated by this Note; and (iii) sign, execute, acknowledge, swear to, verify, deliver, file, record and publish any one or more of the foregoing. This Power of Attorney is hereby declared to be absolute and irrevocable, with full power of substitution and coupled with an interest, and shall continue in full force and effect until all of the obligations under this Note have been fully paid and satisfied. This Power of Attorney shall survive the dissolution, reorganization or bankruptcy of the Company and shall extend to and be binding upon the Company's successors, assigns, heirs and legal representatives. A facsimile signature shall be effective if so affixed. The Payee shall not be liable for any failure to collect or enforce the payment of any of those assets and properties.

     5. Ownership Cap and Certain Conversion Restrictions. Notwithstanding anything to the contrary set forth in this Note, at no time may the Payee convert this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Payee at such time, the number of shares of Common Stock which would result in the Payee beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of all of the then issued and outstanding shares of Common Stock, including shares issuable upon such conversion of the Note as set forth in the Conversion Notice; provided, however, that upon the Payee providing the Company with sixty-five (65) days notice (pursuant to Section 15 hereof) (the "Waiver Notice") that such holder would like to waive this Section 5 with regard to any or all shares of Common Stock issuable upon conversion of this Note, this
Section 5 will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice.

     6.   Adjustment of Conversion Price; Delivery.

          (a) The Conversion Price shall be subject to adjustment from time to time as follows:

               (i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the date hereof, combine the outstanding shares of Common Stock pursuant to a reverse stock split, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 6(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

               (ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Conversion Price then in effect by a fraction:

                              (1) the  numerator  of which  shall  be the  total
               number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                              (2) the  denominator  of which  shall be the total
               number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

               (iii) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 6(a)(iii) with respect to the rights of the holders of this Note and the Other Notes

               (iv) Adjustment for Spin Off. If, for any reason, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then:

                              (1) the  Company  shall  cause (a) to be  reserved
               Spin Off Securities equal to the number thereof which would have been issued to the Payee in the event all of the Payee's Notes outstanding on the record date (the "Record Date") for determining the number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Notes") had been converted as of the close of business on the trading day immediately prior to the Record Date (the "Reserved Spin Off Shares"), and (b) to be issued to the Payee on the conversion of all or any of the outstanding Notes, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Notes then being converted, and (II) the denominator is the amount of the Outstanding Notes; and

                              (2) the Conversion Price on the Outstanding  Notes
               shall be adjusted immediately after consummation of the Spin Off by multiplying the Conversion Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the average Closing Bid Price of the Common Stock for the five
               (5) trading days immediately following the fifth trading day after the Record Date, and the denominator of which is the average Closing Bid Price of the Common Stock on the five (5) trading days immediately preceding the Record Date; and such adjusted Conversion Price shall be deemed to be the Conversion Price with respect to the Outstanding Notes after the Record Date.

          (b) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

          (c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. If a Payee is entitled to a fractional share, the fraction shall be rounded up or down to that whole number of shares which is closest to that fraction.

          (d) Reservation of Common Stock. The Company shall, at all times when this Note shall be outstanding, reserve and keep available out of the Company's authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note plus all accrued but unpaid interest.

          (e) Delivery. The Company understands that a delay in the issuance of the Conversion Shares beyond the Delivery Date could result in economic loss to the Payee. As compensation to the Payee for such loss, the Company agrees to pay late payments to the Payee for late issuance of the Conversion Shares upon receipt of the Payee Conversion Notice in accordance with the following schedule (where "No. Business Days Late" refers to the number of business days which is beyond two (2) business days after the Delivery Date):

                                    Late Payment For Each $10,000
                                    of Notes Principal or Interest
          No. Business Days Late       Amount Being Converted
--------------------------------------------------------------------------------
                    1                           $100
                    2                           $200
                    3                           $300
                    4                           $400
                    5                           $500
                    6                           $600
                    7                           $700

                    8                           $800
                    9                           $900
                    10                          $1,000
                   >10                          $1,000 + $200 for each Business
                                                         Day Late beyond 10 days

for example, Payee Conversion Notice is delivered on Tuesday, October 12, 2004. The Delivery Date would be Friday, October 15, 2004 (the third trading day after such delivery). If the Conversion Shares are delivered by Tuesday, October 19, 2004 (two (2) business days after the Delivery Date), no payment under this provision is due. If the Conversion Shares are delivered on October 20, that is one (1) "Business Day Late" in the table below; if delivered on October 27, that is 6 "Business Days Late" in the table.

The Company shall pay any payments incurred under this Section in immediately available funds upon demand as the Payee's exclusive remedy (other than the following provisions of this Section 6(e) and the provisions of Section 13 of this Note) for such delay. Furthermore, as discussed in Section 2(c) hereof, in addition to any other remedies which may be available to the Payee, in the event that the Company fails for any reason to effect delivery of the Conversion Shares by close of business on the Delivery Date, the Payee will be entitled to revoke the relevant Payee Conversion Notice by delivering a notice to such effect to the Company, whereupon the Company and the Payee shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion; provided, however, that an amount equal to any payments contemplated by this Section 6(e) which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder (as defined below) notwithstanding such revocation.

          (i) If, by the relevant Delivery Date, the Company fails for any reason to deliver the Conversion Shares and after such Delivery Date, the Holder of the Note being converted (a "Converting Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the shares of Common Stock to be issued upon such conversion (a "Buy-In"), the Converting Holder shall have the right, to require the Company to pay to the Converting Holder, in addition to and not in lieu of the amounts due under Section 6(e) hereof (but in addition to all other amounts contemplated in other provisions of the Note or the Purchase Agreement, and not in lieu of any such other amounts), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Converting Holder in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be

$1,000.

               (ii) The Payee shall be entitled to exercise its conversion privilege with respect to the Note notwithstanding the commencement of any case under 11 U.S.C.ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C.ss.362 in respect of the Payee Conversion Option. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C.ss.362 in respect of the conversion of the Note. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C.ss.362.

               (iii) The Company will authorize its transfer agent to give information relating to the Company directly to the Payee or the Payee's representatives upon the request of the Payee or any such representative, to the extent such information relates to (i) the status of shares of the Conversion Shares or Common Stock issued or claimed to be issued to the Payee in connection with a Payee Conversion Notice or exercise of a Warrant, or (ii) the number of outstanding shares of Common Stock of all shareholders as of a current or other specified date. On the Delivery Date, the Company will provide the Payee with a copy of the authorization so given to the transfer agent.

     7. No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Payee, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

     8. Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day.

     9. Representations and Warranties of the Company. The Company represents and warrants to the Payee as follows:

          (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

          (b) This Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Note and to perform its obligations hereunder.

          (c) The execution, delivery and performance of this Note will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's articles of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses
(i)(B) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect (as defined in the Purchase Agreement).

          (d) Except as disclosed in the Purchase Agreement, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Note.

     10. Payee's Representations and Warranties. As of the date of this Note, the Payee represents and warrants to the Company that: (a) it is an "accredited investor" as defined under Rule 501(a) of Regulation D promulgated under the Securities Act, (b) it is not a "U.S. person", as defined under Rule 902(o) of Regulation S of the Securities Act and is not acquiring the Note for the account or benefit of any U.S. person, (c) the Payee is acquiring the Note in an "offshore transaction", as defined in Rule 902(i) of Regulation S, (d) the Note was not offered to the Payee in the United States and, at the time of execution of this Note and the time of any offer to the Payee hereunder, the Payee was physically located outside of the United States, and (e) the Note has been sold pursuant to Regulation S under the Securities Act.

     11.  [Intentionally Omitted].

     12. Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

          (a) the Company shall fail to make the payment of any amount of any principal outstanding on the date such payment shall become due and payable hereunder; or

          (b) the Company shall fail to make the interest payments on the date such payment shall become due and payable hereunder; or

          (c) any representation, warranty or certification made by the Company herein, in the Transaction Documents or in any certificate or financial statement shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

          (d) the holder of any indebtedness of the Company or any of its subsidiaries shall accelerate any payment of any amount or amounts of principal or interest on any indebtedness (the "Indebtedness") (other than the Indebtedness hereunder and the Other Notes) prior to its stated maturity or payment date the aggregate principal amount of which Indebtedness of all such persons is in excess of $100,000, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within ten (10) business days of such acceleration; or

          (e) A judgment or order for the payment of money shall be rendered against the Company or any of its subsidiaries in excess of $500,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty
(60) consecutive days following entry of the judgment or order in excess of $500,000 or the judgment or order which causes the aggregate amount described above to exceed $500,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (f) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (v) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (vi) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

          (g) a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of sixty (60) consecutive days;

          (h) failure to issue the Conversion Shares or notice from the Company to the Payee, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock; or

          (i) the Company shall breach any of its covenants or agreements set forth in Section 7 of the Purchase Agreement.

     13. Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Payee of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all accrued but unpaid interest, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in Sections 8(f) and (g), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding principal balance of this Note plus all accrued but unpaid interest shall be automatically due and payable; or (b) exercise or otherwise enforce any one or more of the Payee's rights, powers, privileges, remedies and interests under this Note or applicable law. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Notwithstanding the foregoing, Payee agrees that its rights and remedies hereunder are limited to receipt of cash or shares of Common Stock in the amounts described herein.

     14. Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

     15. Parties in Interest, Transferability. This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of Section 23 of this Note, or pledged, hypothecated or otherwise granted as security by the Payee.

     16. Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.

     17. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon delivery by telecopy, facsimile or prepaid courier service at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received). The Company will give written notice to the Payee at least twenty (20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Payee prior to such information being made known to the public.

         Address of the Payee:      Willow Bend Management Ltd
                                    2 Nevim Street
                                    Ramat Hasharon, Israel

                                    Attention:  Neil Smollett
                                    Tel. No.: ______________________
                                    Fax No.: ______________________

                                    With a copy to:

                                    Krieger & Prager LLP
                                    39 Broadway, Suite 1440
                                    New York, New York 10006
                                    Attn:  Samuel M. Krieger, Esq.
                                    Telephone No.: (212) 363-2900
                                    Facsimile No.: (212) 363-2999


          Address of the Company:   Ramp Corporation
                                    33 Maiden Lane
                                    New York, New York 10038
                                    Attn:  President
                                    Telephone No.: (212) 440-1500
                                    Facsimile No.: (212) 480-4962

         with a copy to:            Jenkens & Gilchrist Parker Chapin LLP
                                    The Chrysler Building
                                    405 Lexington Avenue
                                    New York, New York 10174
                                    Attention:  Martin Eric Weisberg, Esq.
                                    Tel. No.: (212) 704-6000
                                    Fax No.:  (212) 704-6288


     18. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

     19. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

     20. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

     21. Failure or Indulgence Not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     22.  Enforcement Expenses. The Company agrees to pay all costs and expenses
of  enforcement  of  this  Note,  including,   without  limitation,   reasonable
attorneys' fees and expenses.

     23. Binding Effect. The obligations of the Company and the Payee set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

     24. Compliance with Securities Laws. The Payee of this Note acknowledges that this Note is being acquired solely for the Payee's own account and not as a nominee for any other party, and for investment, and that the Payee shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. This Note, any Note issued in substitution or replacement therefore and the Conversion Shares shall be stamped or imprinted with a legend in substantially the following form:

               "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR RAMP CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

     25. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this
Note in any jurisdiction.

     26. Consent to Jurisdiction. Each of the Company and the Payee (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern

District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 17 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 26 shall affect or limit any right to serve process in any other manner permitted by law.

     27. Company Waivers. Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, and do hereby waive trial by jury.

          (a) No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

          (b) THE COMPANY  ACKNOWLEDGES  THAT THE TRANSACTION OF WHICH THIS NOTE
IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE PAYEE OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.


                                       RAMP CORPORATION



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: